Exhibit 99.1
Esperion Therapeutics Closes Acquisition of Corstasis Therapeutics, Expanding Its Cardiovascular Franchise with Enbumyst™ (bumetanide nasal spray)
– Enbumyst, First and Only FDA-Approved Nasal Spray Loop Diuretic Now Integrated into Esperion’s Cardiovascular Franchise, Anticipated to Drive Portfolio Expansion, Commercial Leverage, and Continued Revenue Growth –
ANN ARBOR, Mich., April 2, 2026 (GLOBE NEWSWIRE) – Esperion (NASDAQ: ESPR) (the Company) today announced the closing of its acquisition of Corstasis Therapeutics Inc., a privately-held, commercial-stage biopharmaceutical company advancing innovative outpatient therapies for the treatment of edema associated with cardiovascular and hepatic and renal disease.
“The closing of this acquisition marks an important milestone in advancing our Vision 2040 and strengthens our commitment to delivering differentiated therapies that address the growing global burden of cardiometabolic disease,” said Sheldon Koenig, President and Chief Executive Officer of Esperion. “Enbumyst is a novel, patient-friendly option that we believe can meaningfully improve fluid management for congestive heart failure patients. We have ambitious long-term commercial plans for this product and expect it to support our revenue growth while further solidifying Esperion’s leadership in cardiometabolic risk management.”
Through this acquisition, Esperion has acquired Corstasis, the developer and commercial sponsor of Enbumyst, the first and only FDA-approved nasal spray loop diuretic. Enbumyst received U.S. Food and Drug Administration (FDA) approval in September 2025 for the treatment of edema associated with congestive heart failure, as well as hepatic and renal disease in adults.
With Enbumyst, Esperion expands its cardiovascular portfolio into an acute-adjacent, outpatient setting where convenience and patient adherence are critical. The Company intends to leverage its established cardiovascular commercial infrastructure, including payer engagement, prescriber education, and field execution capabilities, to drive adoption and maximize patient access to Enbumyst.
Strategic Rationale
•Category-first innovation: Enbumyst is the first and only FDA-approved nasal spray loop diuretic, offering a convenient administration route for appropriate adult patients with edema associated with CHF and hepatic or renal disease.
•Commercial synergy: Esperion’s existing cardiovascular footprint, relationships, and infrastructure are expected to accelerate awareness, access, and uptake.
•Portfolio diversification: Adds an adjacent, complementary therapy to Esperion’s cardiometabolic franchise, supporting sustained revenue growth expectations.
•Patient-centric focus: Aims to provide effective, convenient fluid management options for patients and clinicians in outpatient care.

Jefferies LLC served as the exclusive financial advisor to Esperion and PJT Partners served as the exclusive financial advisor to Corstasis Therapeutics. Gibson, Dunn & Crutcher LLP served as legal advisor to Esperion and Arnold & Porter Kaye Scholer LLP served as legal advisor to Corstasis.

About ENBUMYST™ (bumetanide nasal spray)
ENBUMYST (bumetanide nasal spray) is a loop diuretic indicated for the treatment of edema associated with congestive heart failure, and hepatic and renal disease, including nephrotic syndrome in adults.

INDICATION AND IMPORTANT SAFETY INFORMATION FOR ENBUMYST™ (BUMETANIDE NASAL SPRAY)

INDICATION
ENBUMYST is indicated for the treatment of edema associated with congestive heart failure, and hepatic and renal disease, including nephrotic syndrome in adults.

IMPORTANT SAFETY INFORMATION
ENBUMYST is contraindicated in patients with anuria, who are in hepatic coma and have a history of hypersensitivity to bumetanide.

ENBUMYST is a diuretic that may cause fluid, electrolyte, and metabolic abnormalities. Excessive fluid loss can lead to dehydration, decreased blood volume, and increased risk of blood clots. Abnormalities may include changes in blood electrolytes, nitrogen, glucose, and uric acid. The chance of getting these abnormalities is higher in people who are elderly, use higher doses or who do not get enough electrolytes by mouth.

If increasing azotemia and oliguria occur during treatment of severe progressive renal disease, discontinue bumetanide.

Although unlikely at the recommended doses, the potential for ototoxicity must be considered a risk of intravenous therapy, at high doses, repeated frequently in the face of renal excretory function impairment.

Avoid use in patients with significant nasal mucosal or structural abnormalities, such as acute episodes of rhinitis or congestion due to any cause.

Advise lactating women treated with ENBUMYST to monitor their infants for excessive urine output, dehydration, and lethargy.

Most common adverse reactions are hypovolemia, headache, muscle cramps, dizziness, hypotension, nausea and encephalopathy (in patients with pre-existing liver disease).

These are not all of the possible side effects of ENBUMYST. To report suspected adverse reactions, contact Corstasis Therapeutics at 1-877-300-5339 or FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

Please see the full Prescribing Information for ENBUMYST.

About Esperion Therapeutics
Esperion Therapeutics, Inc. is a commercial-stage biopharmaceutical company dedicated to developing and delivering innovative cardiometabolic and rare/orphan disease therapies. The Company leverages deep domain expertise in ACLY biology to develop and commercialize transformative medicines for patients worldwide. Esperion currently markets two oral, once-daily, non-statin therapies for patients struggling to maintain their low-density lipoprotein cholesterol (LDL-C) levels and are at risk of cardiovascular disease and nasal spray, loop diuretic for the treatment of edema associated with congestive heart failure, and hepatic and renal disease.

With a broad U.S. commercial infrastructure and global approvals across more than 40 countries, Esperion is well positioned to serve as a partner-of-choice for global innovators seeking U.S. market access through acquisition, in-license, co-promotion and revenue share opportunities. In tandem, the Company is advancing its leadership in ACLY biology to build a diversified pipeline of novel product candidates, including treatments for Primary Sclerosing Cholangitis and renal diseases. For more information, visit esperion.com and follow Esperion on LinkedIn and X.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding marketing strategy and commercialization and business development plans, current and planned operational expenses, expected profitability, future operations, commercial products, clinical development, plans for potential future product candidates, financial condition and outlook, including profitability, expectations regarding the acquisition of Corstasis and the prospects associated with Enbumyst, including the potential size of the congestive heart failure market opportunity, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are not guarantees of future performance and involve numerous evolving risks and uncertainties that Esperion may not be able to accurately predict or assess, and that could cause Esperion’s actual results to differ materially from those projected, including, without limitation, the failure to achieve anticipated sales of Enbumyst, the net sales, profitability, and growth of Esperion’s commercial products, clinical activities and results, supply chain, commercial development and launch plans, business development, the outcomes and anticipated benefits of legal proceedings and settlements, and the risks detailed in Esperion’s filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, whether as a result of new information, future events or otherwise, other than to the extent required by law.

Esperion Contact Information:
Investors:
Alina Venezia
investorrelations@esperion.com
(734) 887-3903

Media:
Tiffany Aldrich
corporateteam@esperion.com
(616) 443-8438